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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of AirTran Holdings, Inc. for the registration of $300,000,000 of its common stock, preferred stock and debt securities and to the incorporation by reference therein of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP


Atlanta, Georgia

October 20, 2000